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                CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Selected Financial Data" and "Experts" in the Registration Statement (Form S-3 No. 333-00000) and related Prospectus of ANADIGICS, Inc. for the registration of 2,347,739 shares of its common stock and to the use of our report dated January 30, 1997, with respect to the financial statements and schedule of ANADIGICS, Inc. for the year ended December 31, 1996.



                                   ERNST & YOUNG LLP


Princeton, New Jersey
January 30, 1997